EXHIBIT 10.1

Form of Stock Option Agreement

NONQUALIFIED STOCK OPTION GRANTED

BY

HITTITE MICROWAVE CORPORATION

UNDER THE

2005 STOCK INCENTIVE PLAN

WITNESSETH:

For valuable consideration, the receipt of which is hereby acknowledged, Hittite Microwave Corporation (the “Company”) hereby grants to the Holder named in Schedule A attached hereto, pursuant to the Company’s 2005 Stock Incentive Plan (the “Plan”), the following Nonqualified Stock Option (the “Option”):

FIRST:  Subject to the terms and conditions hereinafter set forth, the Holder is hereby given the right and option to purchase from the Company shares of the Company’s Common Stock, $.01 par value per share (the “Common Stock”).  Schedule A attached hereto and hereby incorporated herein sets forth, with respect to this Option, (i) its expiration date, (ii) its exercise price per share, (iii) the maximum number of shares that the Holder may purchase upon exercise hereof, and (iv) the vesting schedule.  It also sets forth applicable conditions precedent to exercise of this Option, as well as any additional terms and conditions that the Company may wish to incorporate herein.

This Option may be exercised in whole or in part, by delivering written notice of exercise to the Company, specifying the number of shares to be purchased.  Payment of the purchase price may be made by delivery of cash or bank check or other instrument acceptable to the Committee in an amount equal to the exercise price of such Options, or by one or more of the following methods:

                (i)            with the written consent of the Committee, by delivery to the Company of shares of Common Stock of the Company having a fair market value equal in amount to the aggregate exercise price of the Options being exercised; or

                (ii)           provided that the Holder is not an executive officer of the Company, and with the written consent of the Committee, by delivery to the Company of a personal recourse note issued by the Holder to the Company in a principal amount equal to such aggregate exercise price and with such other terms, including interest rate and maturity, as the Company may determine in its discretion; provided, however, that the interest rate borne by such note shall not be less than the lowest applicable federal rate, as defined in Section 1274(d) of the Code; or

                (iii)          if the class of Common Stock is registered under the Securities Exchange Act of 1934 at such time, by delivery to the Company of a properly executed exercise notice along with irrevocable instructions to a broker to deliver promptly to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event that the Holder chooses to pay the purchase price as so provided, the Holder and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure (including, in the case of an Holder who is an executive officer of the Company, such procedures and agreements as the Committee deems appropriate in order to avoid any extension of credit in the form of a personal loan to such officer).  The Company need not act upon such exercise notice until the Company receives full payment of the exercise price; or

                (iv)          by reducing the number of Option shares otherwise issuable to the Holder upon exercise of the Option by a number of shares of Common Stock having a fair market value at the time of exercise equal to such aggregate exercise price of the shares of Common Stock as to which the Option is being exercised; or

                (v)           by any combination of such methods of payment.

SECOND:  Any resale of shares issued upon exercise of this Option that is made while the Holder is an “affiliate” of the Company within the meaning of the rules and regulations of the of the Securities and Exchange Commission (the “Commission”) must be made in compliance with the provisions of Rule 144 adopted by the Commission that are applicable to the resale of securities that are not “restricted securities” within the meaning of that Rule.

THIRD:  Within a reasonable time following the receipt by the Company of payment of the exercise price in accord with the provisions of Paragraph FIRST of the Option, the Company will deliver or cause to be delivered to the Holder (or if any other individual or individuals are exercising this Option, to such individual or individuals) at the office of the Company a certificate or certificates for the number of shares with respect to which the Option is then being exercised, registered in the name of the Holder (or the name or names of the individual or individuals exercising the Option, either alone or jointly with another person or persons with rights of survivorship, as the individual or individuals exercising the Option shall prescribe in writing to the Company); provided, however, that if any law, regulation or order of the Commission or other body having jurisdiction in the premises shall require the Company or the Holder (or the individual or individuals exercising this Option) to take any action in connection with the sale of the shares then being purchased, then, subject to the other provisions of this Paragraph, the date on which such sale shall be deemed to have occurred and the date for the delivery of the certificates for such shares shall be extended for the period necessary to take and complete such action.  Said certificate shall include appropriate securities and other legends referencing stock transfer restrictions imposed by this Option or the Plan.  Delivery by the Company of the certificates for such shares shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to Holder, at the address specified in the Investment Letter.

FOURTH:  The existence of outstanding options shall not affect in any way the right or power of the Company or its stockholders to make or authorize, without limitation, any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of Common Stock, or any issue of bonds, debentures, preferred or prior preference stock or other capital stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(a)           Recapitalization, Stock Splits, and Dividends.

If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, without receiving compensation therefor in money, services or property, then the number, class, and per share price of shares of stock subject to this option shall be appropriately adjusted in such a manner as to entitle the Holder to receive upon exercise of this option, for the same aggregate cash consideration, the same total number and class of shares that the owner of an equal number of outstanding shares of Common Stock would own as a result of the event requiring the adjustment.

Adjustments under this Paragraph FOURTH shall be determined by the Board or the Committee and such determinations shall be conclusive.  The Board or the Committee shall have the discretion and power in any such event to determine and to make effective provision for acceleration of the time or times at which any option or portion thereof shall become exercisable.  No fractional shares of Common Stock shall be issued under the Plan on account of any adjustment specified above.

Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares of obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to this option.

(b)           Change in Control.  Upon the occurrence of a Change of Control as defined below:

(i)            subject to the provisions of clause (iii) below, after the effective date of such Change of Control, the Holder of this Option shall be entitled, upon exercise thereof, to receive, in lieu of shares of Common Stock, shares of such stock or other securities, cash or property (or consideration based upon shares of such stock or other securities, cash or property) as the holders of shares of Common Stock received in connection with the Change of Control;

(ii)           the Committee may accelerate, fully or in part, the time for exercise of, and waive any or all conditions and restrictions on, this Option, effective upon a date prior or subsequent to the effective date of such Change of Control, as specified by the Committee; or

(iii)          this Option may be cancelled by the Committee as of the effective date of any such Change of Control provided that (x) prior written notice of such cancellation shall have been given to the Holder and (y) the Holder shall have the right to exercise such Option to the extent that the same is then exercisable or, in full, if the Committee shall have accelerated the time for exercise of all such unexercised and unexpired Awards, during the thirty (30) day period preceding the effective date of such Change of Control.

(c)           “Change of Control” shall mean the occurrence of any one of the following events:

(i)            any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) becomes, after the Effective Date of this Plan, a “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities; or

(ii)           the stockholders of the Company approve a merger or consolidation of the Company with any other corporation or other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iii)          the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

FIFTH:  No person shall, by virtue of the granting of this Option to the Holder, be deemed to be a holder of any shares purchasable under this Option or to be entitled to the rights or privileges of a holder of such shares unless and until this Option has been exercised with respect to such shares and they have been issued pursuant to that exercise of this Option.  The Company shall, at all times while any portion of this Option is outstanding, reserve and keep available, out of shares of its authorized and unissued stock or reacquired shares, a sufficient number of shares of its Common Stock to satisfy the requirements of this Option; shall comply with the terms of this Option promptly upon exercise of the option rights; and shall pay all fees or expenses necessarily incurred by the Company in connection with the issuance and delivery of shares pursuant to the exercise of this Option.

SIXTH:  This option is not transferable by the Holder otherwise than by will or the laws of descent and distribution.  This Option shall be exercisable, and shall be subject to termination, as follows:

(i)            Termination by Death.  If Holder’s employment by the Company and its Affiliates terminates by reason of death, this Option may thereafter be exercised to the extent exercisable at the date of death, by the legal representative or legatee of the participant, for a period of one hundred eighty (180) days (or such longer period as the Committee shall specify at any time) from the date of death, or until the expiration of the stated term of the Option, if earlier.

(ii)           Termination by Reason of Disability or Normal Retirement.

(A)          If the Holder’s employment by the Company and its Affiliates has terminated by reason of Disability, this Option may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of ninety (90) days (or such longer period as the Committee shall specify at any time) from the date of such termination of employment, or until the expiration of the stated term of the Option, if earlier.

(B)           If the Holder’s employment by the Company and its Affiliates has terminated by reason of Normal Retirement, this Option may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of ninety (90) days (or such longer period as the Committee shall specify at any time) from the date of such termination of employment, or until the expiration of the stated term of the Option, if earlier. For purposes of this paragraph, “Normal Retirement” means retirement in good standing from active employment with the Company and its Affiliates in accordance with the retirement policies of the Company and its Affiliates then in effect.

(C)           The Committee shall have sole authority and discretion to determine whether a participant’s employment has been terminated by reason of Disability or Normal Retirement.

(iii)          Termination for Cause.  If Holder’s employment by the Company and its Affiliates has been terminated for Cause, as determined by the Committee in its sole discretion, any Option held by such participant shall immediately terminate and be of no further force and effect.

(iv)          Other Termination.  Unless otherwise determined by the Committee, if the Holder’s employment by the Company and its Affiliates terminates for any reason other than death, Disability, Normal Retirement or for Cause, this Option may thereafter be exercised, to the extent it was exercisable on the date of termination of employment, for thirty (30) days (or such other period as the Committee shall specify) from the date of termination of employment or until the expiration of the stated term of the Option, if earlier.

SEVENTH:  Any notice to be given to the Company hereunder shall be deemed sufficient if addressed to the Company and delivered at the office of the President of the Company at its principal office, or such other address as the Company may hereafter designate, or when deposited in the mail, postage prepaid, addressed to the attention of the President of the Company at such office or other address.

Any notice to be given to the Holder hereunder shall be deemed sufficient if addressed to and delivered in person to the Holder at his address furnished to the Company or when deposited in the mail, postage prepaid, addressed to the Holder at such address.

EIGHTH:  The Holder agrees that, if so requested by the Company or by the underwriters managing any underwritten offering of the Company’s securities, the Holder will not, without the prior written consent of the Company or such underwriters, as the case may be, sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares subject to any such Award during the Lock-up Period, as defined below. The “Lock-Up Period” shall mean a period of time not exceeding 180 days or, if greater, such number of days as shall have been agreed to by each director and executive officer of the Company in connection with such offering in a substantially similar lock-up agreement by which each such director and executive officer is bound. If requested by the Company or such underwriters, the Holder shall enter into an agreement with such underwriters consistent with the foregoing.

NINTH:  If the Company in its discretion determines that it is obligated to withhold income or employment taxes required by any governmental authority with respect to this Option or the exercise thereof, the following provisions shall apply:

(a)           Payment by Participant.  The Holder shall, no later than the date as of which the value of this Option or any shares issued upon exercise thereof first becomes includable in the gross income of the Holder for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any Federal, state, local and/or payroll taxes of any kind required by law to be withheld with respect to such income.  The Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

(b)           Payment in Shares.  The Holder may elect, with the consent of the Committee, to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Common Stock to be issued pursuant to the Option a number of shares with an aggregate fair market value (as of the date the withholding is effected) that would satisfy the withholding amount due with respect to such Award, or (ii) delivering to the Company a number of shares of Common Stock with an aggregate fair market value (as of the date the withholding is effected) that would satisfy the withholding amount due.

TENTH:  This Option is subject to all laws, regulations and orders of any governmental authority which may be applicable thereto and, notwithstanding any of the provisions hereof, the Holder agrees that he will not exercise the option granted hereby nor will the Company be obligated to issue any shares of stock hereunder if the exercise thereof or the issuance of such shares, as the case may be, would constitute a violation by the Holder or the Company of any such law, regulation or order or any provision thereof.  This Option is and shall be subject in every respect to the provisions of the 2005 Stock Incentive Plan of the Company, as amended from time to time, which is incorporated herein by reference and made a part hereof.  In the event of any conflict or inconsistency between the terms hereof and those of said Plan the latter shall prevail.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its name and on its behalf as of the effective date.

HITTITE MICROWAVE CORPORATION

By:
President

SCHEDULE A

HITTITE MICROWAVE CORPORATION

Nonqualified Stock Option under the

2005 Stock Incentive Plan

1.             Name of Holder:

2.             Date of Grant:

3.             Maximum Number of shares for which this Option is exercisable:

4.             Exercise (purchase) price per share:

5.             Vesting Start Date:

6.             Expiration Date of Option:

7.                                       Vesting Schedule:  This Option shall become exercisable (and the shares issued upon exercise shall be vested) (a) as to one-third of the Maximum Number of shares, on the third anniversary of the Vesting Start Date, and (b) as to the balance of the Maximum Number of shares, on the fifth anniversary of the Vesting Start Date.

8.                                       Shares purchased upon exercise of this Option are subject to the lockup agreement set forth in Paragraph EIGHTH of the Option, and to the other terms of the Option and Plan.

The undersigned Holder hereby acknowledges and agrees to the terms of Stock Option Grant attached hereto:

HITTITE MICROWAVE CORPORATION
(Holder Signature)	20 Alpha Road
Chelmsford, MA 01824

(Street Address)	By:
Name:

(City/State/Zip Code)	Title: